As filed with the Securities and Exchange Commission on August 13, 2013

Registration No. 333-146375

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1865271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3000 Atrium Way, Suite 265

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

2007 STOCK INCENTIVE PLAN

Grant Winterton

Chief Executive Officer

Central European Distribution Corporation

3000 Atrium Way, Suite 265

Mt. Laurel, New Jersey 08054

(Name and Address of Agent for Service)

(856) 273-6980

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott Simpson Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London E14 5DS United Kingdom Phone: +44 207 519 7040 Fax: +44 207 072 7040	James A. McDonald Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London E14 5DS United Kingdom Phone: +44 207 519 7183 Fax: +44 207 072 7183

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-146375) filed by Central European Distribution Corporation (the “Company”) on September 28, 2007 (the “Registration Statement”).

On April 7, 2013, the Company and its subsidiaries CEDC Finance Corporation International, Inc. and CEDC Finance Corporation, LLC, filed voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware in order to effectuate the Debtors’ prepackaged chapter 11 plan of reorganization (as amended and restated, the “Plan”). On May 13, 2013, the Bankruptcy Court entered an order confirming the Plan and the Plan became effective on June 5, 2013. Pursuant to the terms of the Plan, all of the Company’s common stock existing on June 5, 2013 was cancelled, including the common stock offered pursuant to the Registration Statement.

Further, the Company has terminated the offering of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on August 13, 2013.

Central European Distribution Corporation

By	/s/ Grant Winterton
Name: Grant Winterton
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities indicated and on August 13, 2013.

Signature	Title
/s/ Grant Winterton Grant Winterton	Chief Executive Officer

/s/ Roustam Tariko Roustam Tariko	Chairman of the Board

/s/ Ryan Lee Ryan Lee	Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Eberhard von Lohneysen Eberhard von Lohneysen	Director

/s/ N. Scott Fine N. Scott Fine	Director

/s/ Joseph J. Farnan Jr. Joseph J. Farnan Jr.	Director

/s/ Pavel Merkul Pavel Merkul	Director

/s/ Alessandro Picchi Alessandro Picchi	Director

/s/ Jose Aragon Jose Aragon	Director

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